Exhibit 10.1

THIRD AMENDMENT TO
WARRANT PURCHASE AGREEMENT AND
STOCK PURCHASE WARRANT

This Third Amendment, effective as of January 14, 2007, amends the terms of the Warrant Purchase Agreement by and between Streicher Mobile Fueling, Inc., a Florida corporation (the “Company”), and the undersigned Purchasers dated June 30, 2006 (the “Agreement”) and of the Stock Purchase Warrants issued in connection with the Agreement (the “Warrants”).

WITNESSETH:

WHEREAS, the Company and the Purchasers entered into the Agreement pursuant to which the Warrants were issued to the Purchasers, and the Warrants by their terms expire on September 28, 2006, unless sooner exercised (the “Exercise Period”); and

WHEREAS, the Company and the Purchasers by an Amendment to Warrant Purchase Agreement and Stock Purchase Warrant dated September 28, 2006 extended the Exercise Period for the Warrants to November 30, 2006 and correspondingly extended the suspension of the Company’s obligation to make principal payments on the Notes (as that term is defined in the Agreement); and

WHEREAS, the Company and the Purchasers by a Second Amendment to Warrant Purchase Agreement and Stock Purchase Warrant dated November 29, 2006 extended the Exercise Period for the Warrants to January 15, 2007 and correspondingly extended the suspension of the Company’s obligation to make principal payments on the Notes; and

WHEREAS, the Company and the Purchasers wish now to further extend the Exercise Period for the Warrants to February 14, 2007 and to agree that the Company will pay the previously suspended payments; and

WHEREAS, the Company and the Purchaser wish now to add a provision for the limitation on exercise of the Warrants by the Purchasers.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Warrants and the Agreement and hereinafter set forth, the parties hereby alter, modify and amend the Warrants and the Agreement as follows.

1. The Exercise Period for each of the Warrants is extended to February 14, 2007.

2. The Company agrees to pay the next scheduled principal payment on the January Notes (as that term is defined in the Agreement) on January 24, 2007, and to pay the August 28, 2006 suspended principal payments for the August Notes (as that term is defined in the Agreement) together with the next scheduled principal payment on February 28, 2007.

3. In no event shall the Purchasers be entitled to exercise any portion of the Warrants in excess of that portion of the Warrants upon conversion of which the sum of (a) the number of shares of Common Stock beneficially owned by the Purchasers and their affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (b) the number of shares of Common Stock issuable upon the exercise of the portion of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Purchasers and their affiliates of more than 9.99% of the outstanding shares of Common Stock.   For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (a) of such proviso.

4. Except as expressly stated in this Amendment, the terms and conditions of the Warrants and the Agreement shall remain in all respects unchanged.

IN WITNESS WHEREOF, the parties hereto have caused these Amendments to be duly executed as of the date first above set forth.

THE COMPANY:

STREICHER MOBILE FUELING, INC.

By:  /s/ Richard E. Gathright
Richard E. Gathright, President and CEO

PURCHASERS:

TRIAGE CAPITAL MANAGEMENT, L.P.

By: /s/ Leon Frenkel
Name: Leon Frenkel
Title: Senior Manager

TRIAGE CAPITAL MANAGEMENT B, L.P.

By:  /s/ Leon Frenkel
Name: Leon Frenkel
Title:  Senior Manager